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                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, for Use of the
                                         Commission Only(as permitted by Rule
                                         14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        ALLMERICA FINANCIAL CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        ALLMERICA FINANCIAL CORPORATION
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
  Item 22(a)(2) of Schedule 14A.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.

  1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

  5) Total fee paid:
-------------------------------------------------------------------------------

  [_] Fee paid previously by written materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
-------------------------------------------------------------------------------

  2) Form Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

  3) Filing Party:
-------------------------------------------------------------------------------

  4) Date Filed:
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



              [ALLMERICA FINANCIAL CORPORATION LOGO APPEARS HERE]




                        ALLMERICA FINANCIAL CORPORATION

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                 ANNUAL MEETING
                                OF SHAREHOLDERS

                        ALLMERICA FINANCIAL HEADQUARTERS
                               440 LINCOLN STREET
                            WORCESTER, MASSACHUSETTS

                                  MAY 12, 1998

              [ALLMERICA FINANCIAL CORPORATION LOGO APPEARS HERE]



                        ALLMERICA FINANCIAL CORPORATION
                              440 LINCOLN STREET
                        WORCESTER, MASSACHUSETTS 01653

                                                                 March 31, 1998

TO OUR SHAREHOLDERS:

  You are cordially invited to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held on Tuesday, May 12, 1998, at 9:00 a.m. local time, at the Company's headquarters in Worcester, Massachusetts.

  The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting.

                                          Sincerely,

                                          /s/ John F. O'Brien

                                          John F. O'Brien
                                          President and Chief Executive
                                          Officer

                        ALLMERICA FINANCIAL CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

                               ----------------

To the Shareholders of
Allmerica Financial Corporation:

  The Annual Meeting of Shareholders of Allmerica Financial Corporation ("AFC") will be held at AFC's headquarters, Bullock Hall, 1st Floor, 440 Lincoln Street, Worcester, Massachusetts on Tuesday, May 12, 1998, at 9:00 a.m. local time, for the purpose of considering and voting on:

    1. Election of four Directors for terms expiring at the 2001 annual meeting of shareholders;

    2. Ratification of the appointment of Price Waterhouse LLP as the independent public accountants of AFC for 1998; and

    3. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed March 13, 1998 as the record date for determining the shareholders of AFC entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Richard J. Baker

                                          Richard J. Baker
                                          Vice President and Secretary

Worcester, Massachusetts
March 31, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                        ALLMERICA FINANCIAL CORPORATION
                              440 LINCOLN STREET
                        WORCESTER, MASSACHUSETTS 01653

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement, with the accompanying proxy card, is being mailed to shareholders on or about March 31, 1998, and is furnished in connection with the solicitation of proxies by the Board of Directors of Allmerica Financial Corporation ("AFC" or the "Company") for use at the Annual Meeting of Shareholders of AFC to be held on May 12, 1998 (the "Annual Meeting").

  As of March 13, 1998, 59,847,492 shares of AFC's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share entitles the holder to one vote. The record date and hour for determining shareholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 13, 1998 (the "Record Date").

  The shares of Common Stock represented by the enclosed proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for Director designated herein and in favor of the ratification of Price Waterhouse LLP as AFC's independent public accountants for 1998. The enclosed proxy confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

  As long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, the Directors shall be elected by a plurality of the votes properly cast at the Annual Meeting. A majority of the votes properly cast, either in person or by proxy, is required to ratify the appointment of Price Waterhouse LLP. Votes may be cast in favor of the election of the nominees for Director or withheld; votes that are withheld will have no effect on the outcome of the election of Directors. Abstentions and broker non-votes will have no effect on the outcome of the votes.

  Insofar as management is advised, no executive officer, Director or Director nominee of AFC, nor any person who has been an executive officer, Director or Director nominee of AFC at any time since the beginning of its last fiscal year, nor any associate of any such executive officer, Director or Director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting.

  Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

  The enclosed proxy is being solicited by the Board of Directors of AFC. The cost of soliciting proxies will be borne by AFC, and will consist primarily of preparing and mailing the proxies and Proxy Statements. AFC will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

  AFC's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including financial statements for AFC and its subsidiaries and the report of Price Waterhouse LLP thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

                                    ITEM I
                             ELECTION OF DIRECTORS

  The Board of Directors consists of three classes of approximately equal size. Of the class of four Directors whose term will expire at the Annual Meeting, Michael P. Angelini, J. Terrence Murray, John F. O'Brien and Herbert
M. Varnum have been nominated for re-election to a three-year term ending at the 2001 Annual Meeting of Shareholders. The Board of Directors has elected M Howard Jacobson to the Board for a term to expire at the 2000 Annual Meeting of Shareholders. The remaining six Directors will continue to serve in accordance with their previous appointment.

  The Board of Directors recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

  In the event that any of the nominees should be unavailable to serve as a Director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve.

  Information as to each nominee and as to Directors continuing in office follows:

NOMINEES FOR DIRECTOR

  Michael P. Angelini, 55, has been a Director of AFC since February 1995 and was a Director of First Allmerica Financial Life Insurance Company ("FAFLIC") from August 1984 to April 1996, and of Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") from August 1992 to July 1997. He served as a Director of The Hanover Insurance Company ("Hanover") from December 1991 through December 1992. Mr. Angelini is a partner at the law firm of Bowditch & Dewey, with which he has been associated since 1968, and is a Director of Flagship Bank & Trust Company.

  Mr. Angelini is Chairman of the Audit Committee of AFC's Board of Directors.

  J. Terrence Murray, 58, has been a Director of AFC since February 1995 and of FAFLIC from January 1992 to April 1996. Mr. Murray is the Chairman and Chief Executive Officer of Fleet Financial Group, Inc., a bank holding company, where he has been employed since July 1962. Mr. Murray is also a Director of A.T. Cross Co., a writing instrument company, and CVS Corporation, a drugstore chain.

  Mr. Murray is a member of the Committee on Directors of AFC's Board of Directors.

  John F. O'Brien, 54, has been a Director, Chief Executive Officer and President of AFC since February 1995. He has also served as a Director, Chief Executive Officer and President of FAFLIC since August 1989. In addition to his positions with AFC and FAFLIC, Mr. O'Brien has served as a Director, President and Chief Executive Officer of Allmerica P&C since August 1992, and has been a Director of Hanover since September 1989, of Citizens Insurance Company of America ("Citizens Insurance") since March 1992 and Citizens Corporation ("Citizens"), for which he also serves as Chief Executive Officer, since December 1992. Citizens is a majority-owned, publicly traded subsidiary of Hanover, and Citizens Insurance is a wholly-owned subsidiary of Citizens. Mr. O'Brien is also a trustee or director and executive officer of Allmerica Investment Trust, Allmerica Securities Trust, and Allmerica Funds. Additionally, Mr. O'Brien is a director and/or holds offices at various other non-public FAFLIC affiliates including SMA Financial Corp. and Allmerica Financial Life Insurance and Annuity Company ("AFLIAC"). Mr. O'Brien also currently serves as a Director of The TJX Companies, Inc., an off-price family apparel retailer, ABIOMED, Inc., a medical device company, Cabot Corporation, a diversified specialty chemicals and materials and energy company, and The Life Insurance Association of Massachusetts. He also currently serves as a member of the Steering Committee on Financial Services of The American Council of Life Insurance and as a member of the executive committee of the Mass Capital Resource Company, a Massachusetts investment partnership. Prior to joining FAFLIC, Mr. O'Brien served as an officer of FMR Corp., the parent company of various financial services companies in the Fidelity Group, and a director and/or an executive officer at various other of FMR Corp.'s affiliates.

  Herbert M. Varnum, 60, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1979 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from December 1991 through December 1992. Mr. Varnum was employed by Quabaug Corporation, a manufacturing company, beginning in 1960 and served as President and Chief Executive Officer from 1982 to 1989, and as Chairman and Chief Executive Officer from January 1990 until his retirement in June 1995.

  Mr. Varnum is Chairman of the Compensation Committee of AFC's Board of Directors.

DIRECTORS CONTINUING IN OFFICE

  Gail L. Harrison, 50, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1986 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from December 1991 through December 1992. Since February 1981, Ms. Harrison has been affiliated with The Wexler Group (formerly Wexler, Reynolds, Harrison & Shule, Inc.), a government relations consulting firm, where she is a Founding Principal.

  Ms. Harrison is Chairwoman of the Committee on Directors of AFC's Board of Directors. Her term of office as a Director of AFC expires in 2000.

  Robert P. Henderson, 66, has been a Director of AFC since September 1996. Mr. Henderson has been a general partner of Greylock Management Corporation, a venture capital firm, since 1983, and served as its Chairman until 1997. Mr. Henderson is also a Director of Cabot Corporation and Filenes Basement, Inc., a Trustee of the Museum of Fine Arts in Boston, Massachusetts, and an Overseer of the Amos Tuck School of Dartmouth College. Mr. Henderson is a former Chairman of the Federal Reserve Bank of Boston.

  Mr. Henderson is a member of the Compensation Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 1999.

  M Howard Jacobson, 65, has been a Director of AFC since July 1997. He has been a Senior Advisor of Bankers Trust, The Private Bank, since 1991, and was a Senior Advisor of Prudential-Bache Capital Funding from 1989 to 1991. Mr. Jacobson is also a Director of Boston Chicken, Inc., Wyman-Gordon Company and Stonyfield Farm, Inc., and was a Director of Allmerica P&C from August 1992 to July 1997. Mr. Jacobson was previously the President and Treasurer and a Director of Idle Wild Foods, Inc., where he was employed from 1957 to 1986.

  Mr. Jacobson is a member of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2000.

  Robert J. Murray, 56, has been a Director of AFC since May 1996. He has been Chairman, President and Chief Executive Officer of New England Business Service, Inc. ("NEBS"), a supplier of business forms, since December 1995 and has served on the Board of Directors of NEBS since 1991. Prior to joining NEBS, Mr. Murray was employed by The Gillette Company, Inc. ("Gillette"), a manufacturing company, beginning in 1961. He served as a Corporate Vice President of Gillette beginning in 1987 and as the Executive Vice President of Gillette's North Atlantic Group from January 1991 to December 1995. Mr. Murray is also a Director of Hannaford Bros. Co., LoJack Corporation and Fleet National Bank, as well as a Trustee of Boston College.

  Mr. Murray is a member of the Committee on Directors of AFC's Board of Directors. His term of office as a Director of AFC expires in 1999.

  John L. Sprague, 67, has been a Director of AFC since February 1995 and was a Director of FAFLIC from September 1972 to April 1996. Mr. Sprague has been President of John L. Sprague Associates, Inc., a consulting company for technology companies, since January 1988. He served as President and Chief Executive Officer of Sprague Electric Company, a semiconductor company, from December 1980 to January 1988. Mr. Sprague is also a Director of Aerovox Corp., a manufacturing company, Sipex Corporation and California MicroDevices Corporation, an electronic components manufacturer.

  Mr. Sprague is a member of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 1999.

  Robert G. Stachler, 68, has been a Director of AFC since February 1995, and was a Director of FAFLIC from March 1978 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from April 1990 to December 1992. Mr. Stachler has been a partner at the law firm of Taft, Stettinius & Hollister since 1964.

  Mr. Stachler is a member of the Compensation Committee of AFC's Board of Directors. His term in office as a Director of AFC expires in 2000.

  Richard M. Wall, 69, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1986 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from December 1991 through December 1992. Mr. Wall has been General Counsel and assistant to the Chairman and Chief Executive Officer of FLEXcon Company, Inc., a plastics manufacturing company, since November 1985.

  Mr. Wall is a member of the Compensation Committee of AFC's Board of Directors. His term in office as a Director of AFC expires in 1999.

CERTAIN INFORMATION REGARDING DIRECTORS

  During the last fiscal year, the Board of Directors held seven regularly scheduled meetings and one special meeting. All of the incumbent Directors, with the exception of Messrs. Henderson and J. T. Murray, attended at least 75% of the meetings of the Board and of the committees that he or she was scheduled to attend. The Board of Directors has an Audit Committee, a Compensation Committee and a Committee on Directors.

  The Audit Committee of the Board of Directors is comprised of Messrs. Angelini (Chair), Sprague and Jacobson. The committee reviews the professional services to be provided by AFC's independent auditors and the independence of such auditors from management of AFC. The committee also reviews the scope of the audit by AFC's independent auditors, the annual financial statements of AFC, AFC's system of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of AFC as it may find appropriate or as may be brought to its attention, and meets from time to time with members of AFC's internal audit staff. The committee met twice during 1997.

  The Compensation Committee of the Board of Directors is comprised of Messrs. Varnum (Chair), Stachler, Henderson and Wall. The Compensation Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC. No member of this committee has any interlocking or other relationships with AFC and its subsidiaries that would call into question his independence as a member of the committee. The committee met four times in 1997.

  The Committee on Directors is comprised of Ms. Harrison (Chair), Mr. J. T. Murray and Mr. R. Murray. The Committee on Directors advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee held two meetings in 1997. The committee recommended this year's candidates and recommended Board member committee assignments to the full Board of Directors. The committee is authorized to consider nominees recommended by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications.

  Non-employee Directors of AFC will receive an annual retainer consisting entirely of 1,400 shares of AFC common stock payable on the first business day following the annual meeting. Chairpersons of committees will receive a $4,000 annual retainer. In addition, Non-employee Directors of AFC will receive $1,500 per meeting of the Board of Directors and $1,000 for each meeting of a committee thereof that they attend. Mr. O'Brien, the only Director who is also an employee of the Company, is not paid any fees or additional compensation for service as a member of the Board of Directors or any of its committees. All Directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board of Directors and committees of the Board of Directors.

  There are no family relationships among any of the Directors or executive officers of AFC and its subsidiaries.

                                    ITEM II
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse LLP has been selected by the Board of Directors, subject to ratification by the shareholders, to be AFC's independent public accountants for 1998. Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

  The Board of Directors recommends that you vote FOR the proposal to ratify the selection of the firm of Price Waterhouse LLP as independent public accountants for AFC for 1998. If ratification is not obtained, the Board of Directors will reconsider the appointment.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the number of shares of Common Stock of AFC and Citizens Corporation owned as of March 13, 1998 by (i) each Director of AFC, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of AFC as a group and (iv) each person who is known by AFC to be the beneficial owner of more than five percent of the Common Stock as of such date. This information has been furnished by the persons listed in the table.

                                       NUMBER OF SHARES OF NUMBER OF SHARES OF
                                         COMMON STOCK OF     COMMON STOCK OF
NAME OF BENEFICIAL OWNER                      AFC*              CITIZENS*
------------------------               ------------------- -------------------
Michael P. Angelini...................          3,444                 --
Gail L. Harrison......................          1,668                 --
Robert P. Henderson...................          2,400                 --
M Howard Jacobson.....................            800                 --
James R. McAuliffe....................         11,747(1)           10,300(2)
J. Terrence Murray....................          1,469                 --
Robert J. Murray......................          2,400                 --
John F. O'Brien.......................         71,193(3)            1,000
Richard M. Reilly.....................         19,889(4)              --
Eric A. Simonsen......................         38,229(5)            3,000(6)
Phillip E. Soule......................         11,250(7)              100
John L. Sprague.......................          1,620                 --
Robert G. Stachler....................          2,071                 --
Herbert M. Varnum.....................          4,100                 --
Richard M. Wall.......................          1,580                 --
Directors and executive officers as a
 group (22 persons)...................        262,608(8)           14,700(9)
Holders of Greater Than Five Percent of Common Stock
FMR Corp., Edward C. Johnson 3d and
 Abigail P. Johnson
  82 Devonshire Street
  Boston, MA 02109....................      7,795,840(10)    13.0% of shares
                                                              of AFC Common
                                                            Stock outstanding
Boston Partners Asset Management,
 L.P., Boston Partners, Inc. and
 Desmond John Heathwood
  One Financial Center,
  43rd Floor
  Boston, MA 02111....................      3,969,596(11)    6.6% of shares
                                                              of AFC Common
                                                            Stock outstanding

--------
* With the exception of amounts indicated for holders of greater than 5% of AFC's Common Stock, each of the amounts represents less than 1% of the outstanding shares of Common Stock as of March 13, 1998. As to shares beneficially owned, each person has sole voting and investment power, except as indicated in other footnotes to this table.
(1) Includes 5,086 shares held for the benefit of Mr. McAuliffe by the trustees of the First Allmerica Financial Life Insurance Company's Employees' 401(k) Matched Savings Plan (the "FAFLIC Plan"). Does not include 6,774 shares of restricted stock, the receipt of which Mr. McAuliffe has deferred and over which Mr. McAuliffe has no voting or investment power.
(2) Includes 8,800 shares of Citizens Corporation Common Stock that Mr. McAuliffe has the right to acquire with in 60 days of March 13, 1998.
(3) Includes 199 shares held for the benefit of Mr. O'Brien by the trustees of the FAFLIC Plan. Does not include 85,840 shares of restricted stock, the receipt of which Mr. O'Brien has deferred and over which he has no voting or investment power.
(4) Includes 99 shares held for the benefit of Mr. Reilly by the trustees of the FAFLIC Plan, and 4,395 shares of restricted stock over which Mr. Reilly has no investment power. Does not include 16,828 shares of restricted stock, the receipt of which Mr. Reilly has deferred and over which he has no voting or investment power.
(5) Includes 7,296 shares held for the benefit of Mr. Simonsen by the trustees of the FAFLIC Plan, 4,281 shares held in trust for the benefit of Mr. Simonsen's immediate family, for which trusts Mr. Simonsen acts as trustee, and 7,326 shares of restricted stock over which Mr. Simonsen has no investment power. Does not include 20,109 shares of restricted stock, the receipt of which Mr. Simonsen has deferred and over which he has no voting or investment power.
(6) Includes 1,000 shares of Citizens Corporation Common Stock held in trusts for the benefit of Mr. Simonsen's children. Mr. Simonsen is trustee of the trusts and he disclaims beneficial ownership of the shares held in the trusts.
(7) Includes 602 shares held for the benefit of Mr. Soule by the trustees of the FAFLIC Plan, and 4,395 shares of restricted stock over which Mr. Soule has no investment power. Does not include 12,322 shares of restricted stock, the receipt of which Mr. Soule has deferred and over which he has no voting or investment power.
(8) Includes 39,429 shares held by the trustees of the FAFLIC Plan, and 34,428 shares of restricted stock over which the executive officers have no investment power. See notes 1, 3-5 and 7 above.
(9) Includes 8,800 shares that may be acquired within 60 days of March 13, 1998. See notes 2 and 6 above.
(10) Based on a Schedule 13G dated February 14, 1998 filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, each of whom has sole investment power over 7,785,240 shares and sole voting power over 411,325 shares, 11,000 shares and no shares, respectively.
(11) Based on a Schedule 13G dated February 9, 1998 filed by Boston Partners Asset Management, L.P., Boston Partners, Inc. and Desmond John Heathwood, each of whom has shared voting and investment power. Each of Boston Partners, Inc. and Mr. Heathwood expressly disclaims beneficial ownership of any shares.

  As of March 13, 1998, there were no persons other than FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Boston Partners Asset Management, L.P. known to AFC to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to: (i) the Chief Executive Officer of AFC; (ii) the four other most highly compensated executive officers of AFC; and (iii) one individual who would have been included in category (ii) above but for the fact that he was not serving as an officer at December 31, 1997 (collectively, the "Named Executive Officers"). Because AFC is a holding company, it does not pay any compensation to its executive officers. The Named Executive Officers, unless otherwise indicated, receive compensation in their capacities as executive officers of FAFLIC, which is then reimbursed, in accordance with AFC's policy and intercompany service agreements, by its various subsidiaries for services rendered to such subsidiaries.

                                     ANNUAL COMPENSATION         LONG TERM COMPENSATION
                                  --------------------------- ------------------------------
                                                       OTHER                                   ALL
                                                      ANNUAL  RESTRICTED SECURITIES           OTHER
                                                      COMPEN-   STOCK    UNDERLYING   LTIP   COMPEN-
                                              BONUS   SATION    AWARDS    OPTIONS    PAYOUTS SATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($)  ($)(1)   ($)(2)    ($)(3)     (#)(4)    ($)(5)  ($)(6)
---------------------------  ---- --------- --------- ------- ---------- ----------  ------- -------
John F. O'Brien.........     1997  850,000    700,000 124,422 1,003,662    50,000    800,000 120,477
 President and Chief         1996  850,000  1,816,000 109,422       --        --     500,000 120,227
 Executive Officer           1995  775,000    775,000 109,422       --        --     250,000 120,227

Larry C. Renfro(7)......     1997  357,500    300,000   4,800   150,529    20,000        --  634,750
 Vice President              1996  370,000    667,609  11,275       --        --     160,000   4,500
                             1995  340,000    390,150  17,070       --        --     200,000       0

Eric A. Simonsen........     1997  410,000    176,628   4,800   250,916    30,000    280,000   4,750
 Vice President              1996  370,000    406,436  12,215       --        --     160,000   4,500
                             1995  305,000     99,430  18,492       --        --     210,000   4,500

James R. McAuliffe(8)...     1997  359,096    108,737   4,800       --     17,000    150,000   4,750
 Vice President              1996  355,000    157,975  98,831       --      7,000(4) 150,000   4,500
                             1995  305,000    114,985  67,560       --     14,000(4) 190,000   4,500

Richard M. Reilly.......     1997  310,000    148,800   3,000   150,529    20,000    200,000   4,750
 Vice President              1996  270,000    256,893   7,517       --        --     120,000   4,500
                             1995  210,000     58,380   8,463       --        --     130,000   4,500

Phillip E. Soule........     1997  310,000    125,550   3,000   150,529    20,000    190,000   4,750
 Vice President              1996  295,000    254,991   6,577       --        --     120,000   4,500
                             1995  265,000     85,993   9,958       --        --     120,000   4,500

--------
(1) Amounts represent bonuses earned pursuant to FAFLIC's Incentive Compensation Plan, except that amounts in 1996 include special bonus payments of $1,000,000 for Mr. O'Brien, $150,000 for Mr. Renfro, $250,000 for Mr. Simonsen, $150,000 for Mr. Reilly and $150,000 for Mr. Soule. In addition, amounts reported for Mr. Renfro in 1997, 1996 and 1995, include payments of $300,000, $335,384 and $255,000, respectively, in connection with the sale of FAFLIC's mutual fund servicing business, discussed below.

(2) The amounts shown reflect the payment of taxes in the amount of $109,422 in 1997, 1996 and 1995 in connection with the payment by FAFLIC of a life insurance premium on behalf of Mr. O'Brien. All other amounts shown include interest earned on long-term incentive compensation paid, or deferred at the election of the Named Executive Officer, in the respective year except for the amounts reported for Mr. McAuliffe, which include moving expenses paid in 1995 and 1996 in the amount of $47,491 and $82,825 respectively. Except for Mr. McAuliffe, no Named Executive Officer received any perquisites or other personal benefits from any source for his services to FAFLIC or any subsidiary with an aggregate value exceeding the lesser of $50,000 or 10% of cash compensation.
(3) Amounts reflect the market value of the restricted stock awards on the date of grant. The aggregate holdings and market value of restricted stock as of December 31, 1997, for each individual are: Mr. O'Brien, 29,304 shares, receipt deferred until retirement/$1,463,369; Mr. Renfro, 0/$0; Mr. Simonsen, 7,326/$365,842; Mr. McAuliffe, 0/$0; Mr.
    Reilly,4,395/$219,475; and Mr. Soule, 4,395/$219,475. Mr. Renfro forfeited his shares of restricted stock upon termination of employment. Dividends will be paid on restricted stock reported in this column to the extent dividends are paid to other shareholders of AFC. Mr. O'Brien has also deferred receipt of dividends payable on restricted stock.
(4) The securities underlying options are shares of the Company's Common Stock, except for the securities underlying options reported for Mr. McAuliffe in 1995 and 1996, which are shares of Common Stock of Citizens Corporation. Mr. Renfro forfeited his options upon his termination of employment.
(5) Amounts shown include installment payments vesting and received by the Named Executive Officers in the respective year pursuant to awards which were earned in 1993, 1995, 1996 and 1997 under FAFLIC's Long-Term Performance Unit Plan (the "Long-Term Performance Plan").
(6) Amounts shown include $4,750 paid to each of the Named Executive Officers by FAFLIC, or by Citizens with respect to Mr. McAuliffe, during 1997 in the form of employer contributions to each Named Executive Officer's 401(k) and related post-retirement accounts pursuant to FAFLIC's 401(k) Matched Savings Plan ("Matched Savings Plan") (in effect beginning in
    1995) (except amounts contributed on behalf of Messrs. O'Brien and Reilly in 1997, which are attributable to the Executive Non-Qualified Retirement Plan described more fully below). The amount shown for Mr. O'Brien in 1997 also reflects the payment by FAFLIC of a life insurance premium of $115,727. The amount shown for Mr. Renfro in 1997 also reflects the reimbursement by FAFLIC for unused vacation at termination in the amount of $30,000 and an amount accrued pursuant to a severance agreement in the amount of $600,000.
(7) Mr. Renfro terminated employment effective November 30, 1997.
(8) The amounts indicated are total compensation paid to Mr. McAuliffe directly by Citizens Insurance for services rendered in his capacity as an executive officer of that company.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning stock options granted to the Named Executive Officers in 1997. The Company has not granted SARs.

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                       PERCENT OF
                           NUMBER OF     TOTAL                             GRANT DATE VALUE
                          SECURITIES    OPTIONS     EXERCISE               ----------------
                          UNDERLYING   GRANTED TO      OR                     GRANT DATE
                            OPTIONS    EMPLOYEES   BASE PRICE   EXPIRATION     PRESENT
NAME                     GRANTED(#)(1)  IN 1997   ($ PER SHARE)    DATE      VALUE($)(2)
----                     ------------- ---------- ------------- ---------- ----------------
John F. O'Brien.........    50,000        5.9        35.375      05/20/07      767,250
Larry C. Renfro(3)......    20,000        2.4        35.375      11/30/97      306,900
Eric A. Simonsen........    30,000        3.5        35.375      05/20/07      460,350
James R. McAuliffe......    17,000        2.0        35.375      05/20/07      260,865
Richard M. Reilly.......    20,000        2.4        35.375      05/20/07      306,900
Phillip E. Soule........    20,000        2.4        35.375      05/20/07      306,900

--------
(1) The securities underlying the options granted were shares of the Company's Common Stock. The options granted become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.
(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: options exercised from 2.5 to 7 years, stock price volatility of 23.5%, dividend yield of 0.5%, risk-free interest rates between 5.96% and 6.19%, and no adjustment made for forfeitures or transferability. The real value of the options depends upon the actual performance of the Company's Common Stock during the applicable period.
(3) Mr. Renfro's employment with the Company ended on November 30, 1997. All of Mr. Renfro's stock options terminated on that date.

YEAR-END 1997 OPTION VALUE TABLE

  The following table sets forth information for the Named Executive Officers regarding unexercised options to acquire shares of the Company's Common Stock held as of December 31, 1997. No options were exercisable by the Named Executive Officers in 1997.

                                  NUMBER OF SECURITIES
                                 UNDERLYING UNEXERCISED VALUE OF UNEXERCISED IN-
                                    OPTIONS AT YEAR-      THE-MONEY OPTIONS AT
                                      END 1997(#)         YEAR-END 1997($)(1)
                                 ---------------------- ------------------------
                                      EXERCISABLE/            EXERCISABLE/
NAME                                 UNEXERCISABLE           UNEXERCISABLE
----                             ---------------------- ------------------------
John F. O'Brien.................        0/50,000               0/728,125
Larry C. Renfro(2)..............        0/0                    0/0
Eric A. Simonsen................        0/30,000               0/436,875
James R. McAuliffe..............        0/17,000               0/247,563
Richard M. Reilly...............        0/20,000               0/291,250
Phillip E. Soule................        0/20,000               0/291,250

--------
(1) Calculated based on the difference between the option exercise price and $49.9375, the closing price per share of the Company's Common Stock on the New York Stock Exchange Composite Tape on December 31, 1997.
(2) Mr. Renfro's stock options terminated on November 30, 1997, the date his employment with the Company ended.

LONG-TERM INCENTIVE AWARDS

  Neither the Company nor FAFLIC made any awards to Named Executive Officers under the Long-Term Performance Plan in 1997.

EMPLOYMENT AGREEMENTS AND NON-SOLICITATION AGREEMENTS

  In connection with the sale of FAFLIC's mutual fund servicing business to The Shareholder Services Group, Inc. ("TSSG") and related transactions in March 1995, and in consideration of the agreement by Mr. Renfro not to engage in this business for four years, FAFLIC agreed, pursuant to a Compensation Agreement (the "Compensation Agreement"), to pay Mr. Renfro (i) a one-time bonus payment of $350,000 in 1995 ($95,000 of which represents a payment under FAFLIC's Incentive Compensation Plan in respect of his 1994 performance), and
(ii) annual contingent payments based upon the prospective performance of the businesses sold or assigned in the TSSG transactions for four years with certain guaranteed minimum payments up to a maximum aggregate amount for four years of $3.7 million. FAFLIC has paid Mr. Renfro annual contingent payments of $335,384 and $300,000 for 1996 and 1997, respectively. The Compensation Agreement also provided that, in the event Mr. Renfro was terminated without cause, he would receive $25,000 per month until March 31, 1998 in lieu of further contingent payments under item (ii) above, and he would be subject to confidentiality and non-competition restrictions during the payment period. In connection with the termination without cause of Mr. Renfro's employment effective November 30, 1997, FAFLIC agreed to pay Mr. Renfro $600,000, payable in twelve monthly installments of $50,000 per month commencing on January 1, 1998, in full satisfaction of the Company's obligations outstanding under the Compensation Agreement. In addition, the severance agreement contains non-competition provisions in effect through November 30, 1998. Mr. Renfro has also entered into a two-year Non-Solicitation Agreement discussed below.

  As of April 30, 1997, all of the Company's executive officers had entered into non-solicitation agreements ("Non-Solicitation Agreements") with the Company. The Non-Solicitation Agreements provide that, during employment and for a period of two years after termination, the executive officer will not recruit or solicit, attempt to induce, or assist or encourage others to recruit or solicit, any employee, agent or broker of the Company to terminate employment with the Company. The Non-Solicitation Agreements prohibit the executive officers from soliciting the business or patronage of any policyholders or existing or prospective clients, customers or accounts of the Company that were contacted, solicited or served while the executive officer was employed by the Company. Finally, the Non-Solicitation Agreements provide that all proprietary information relating to the Company's business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

EMPLOYMENT CONTINUITY PLAN

  In December 1996 the AFC Board of Directors voted to adopt the Allmerica Financial Corporation Employment Continuity Plan (the "Employment Continuity Plan"). The purposes of the Employment Continuity Plan are (i) to secure senior management's objectivity and ensure focus on behalf of shareholder interest in the event of actions or occurrences that could lead to a Change of Control, and (ii) to ensure, in the event of a Change in Control resulting in payment under the Employment Continuity Plan, that senior management does not compete in the business of the Company, solicit Company employees or disclose any confidential or propriety information of the Company. The Employment Continuity Plan is administered by the AFC Board of Directors. All of the Named Executive Officers were named as participants in the Employment Continuity Plan at its adoption.

  In the event of a Change in Control (defined below) of the Company and subsequent involuntary termination of a participant within a two-year period after the Change in Control, or voluntary termination of the participant in the 13th month after a Change in Control, the Employment Continuity Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a Multiplier (defined below) times a participant's base salary, average bonus for the preceding three years, and the amount that would be credited under a cash balance pension plan sponsored by the Company or its affiliates. The Multiplier is three (3) for the Chief Executive Officer and two (2) for all other participants. Additionally, the Employment Continuity Plan provides for continued coverage under the health and welfare benefit plans sponsored by the Company and its affiliates, the lump-sum actuarial equivalent for grandfathered benefits earned under the retirement plan for "transition group" employees for the number of years commensurate with the Multiplier, 75% of a participant's maximum bonus potential pro-rated for service performed in the year of termination, and outplacement services. The Chief Executive Officer is also entitled to a gross-up payment when the Change in Control payment or other benefit under the plan is subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

  For purposes of the Employment Continuity Plan, a Change in Control is defined as follows: (i) a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the Employment Continuity
Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) any person or group is or becomes the beneficial owner of 35% or more of the Company's voting stock outstanding;
(iii) a merger or consolidation of the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the merger or consolidation; or (iv) the approval by shareholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

  In the event of a Change of Control, for all stock awards and stock options granted to a participant pursuant to the Company's Long-Term Stock Incentive Plan that do not otherwise vest immediately after the Change of Control, the participant will be paid a lump sum amount equal to (i) the fair market value of all stock awards as of the date of the Change of Control (excluding stock options) and (ii) with respect to stock options, the excess of the fair market value of the Company's common stock as of the date of the Change of Control over the stock option exercise price.

  The payment of benefits under the Employment Continuity Plan is contingent upon the Company's receipt of a signed waiver and release from the participant that release certain claims the participant may have and precludes the participant from competing with the Company for a period of two years.

PENSION BENEFITS

  FAFLIC maintains a tax-qualified, non-contributory defined benefit retirement plan ("Pension Plan") for the benefit of eligible employees. Identical plans maintained by Hanover and Citizens were merged with the FAFLIC Pension Plan effective January 1, 1998.

  Until December 31, 1994, annual benefits under the Pension Plan were based primarily upon each employee's years of credited service and eligible compensation during the highest five consecutive plan years of employment or the last 60 months, if greater. Such benefits under the Pension Plan were frozen as of December 31, 1994 for most participants, with the exception of certain grandfathered employees, including Messrs. McAuliffe and Soule. These benefits will be paid to participants as a monthly annuity at age 65. If a participant terminates with 15 or more years of service, the monthly benefit may commence any time after the participant's 55th birthday, subject to possible reduction for early commencement. Effective as of January 1, 1995, the Pension Plan was converted into a cash balance plan, such that benefits are no longer determined primarily by final average compensation and years of credited service. Instead, annually each employee accrues a benefit that is equal to a percentage of the employee's salary, similar to a defined contribution plan arrangement. Amounts contributed by the employer to an employee are allocated to a memorandum account, to which the employee is permitted to make investment elections from among choices provided by the employer. Upon termination of employment of a participant, the amount in the participant's memorandum account as of such date is eligible for distribution. Effective January 1, 1998, if the amount in the participant's memorandum account plus the present value of the benefit frozen under the Pension Plan as of December 31, 1994 is less than $5,000, all benefits are distributed immediately in a lump sum.

  The estimated annual benefits payable under the Pension Plan upon retirement at normal retirement age for each of the Named Executive Officers is as follows: Mr. O'Brien: $300,783; Mr. Simonsen: $121,769; Mr. McAuliffe:
$368,806; Mr. Reilly: $48,240; Mr. Soule: $386,262. Such figures include amounts that have accrued under the Pension Plan as in effect on December 31, 1994, with the exception of the figures for Mr. McAuliffe and Mr. Soule, which include grandfathered benefits projected to normal retirement age under the Pension Plan formula in effect as of December 31, 1994, in the amounts of $302,063 and $279,183, respectively. With respect to benefits attributable to the cash balance component of the Pension Plan, it was assumed that each individual's salary and bonus for the years until retirement were as shown in the Summary Compensation Table; that employer allocations were made to the Pension Plan at a rate of 7% of eligible compensation (7% is the actual amount accrued in 1997, although the plan only guarantees an accrual rate of 0.5%); and that investment earnings accrued to each participant's memorandum account under the Pension Plan at a rate of 6% per year.

  The estimated annual benefits under the Pension Plan shown for each of the Named Executive Officers are not reduced to reflect the limitations imposed by Federal tax laws, which place upper limits on the benefits that may be provided to any individual by tax-qualified pension plans. FAFLIC has adopted an Excess Benefit Plan, an unfunded, non-qualified plan, which provides that it will pay directly the difference between the retirement benefit normally calculated under the Pension Plan and the maximum amount that may be paid from the

Pension Plan consistent with Federal tax law. In addition, certain employees of FAFLIC and its subsidiaries may participate, at the discretion of the Board of Directors, in either an unfunded, Non-Qualified Executive Retirement Plan or an unfunded, Non-Qualified Executive Deferred Compensation Plan. Under the Non-Qualified Executive Retirement Plan, participating employees may (i) elect to defer compensation in an amount not to exceed the annual dollar limitation set forth in the Internal Revenue Code in respect of defined contribution plans, (ii) elect to defer additional compensation in an amount not to exceed 12.5% of the participant's annual salary, (iii) receive and defer the amount, if any, that the participant would have received as a matching employer's contribution under his employer's 401(k) Matched Savings Plan, and (iv) receive and defer the amount, if any, that the participant would have been credited under his employer's Cash Balance and Excess Benefit Plans had the participant participated in such plan during the year. Under the Non-Qualified Executive Deferred Compensation Plan, certain other employees may elect to defer up to 12.5% of their annual salaries. In both cases, AFC shall from time to time designate one or more investments in which each participant's accounts shall be deemed to be invested for the purpose of determining the participant's gains and income on such account. Participation in the Non-Qualified Executive Retirement Plan is in lieu of participation in the corresponding qualified retirement and/or pension plans of FAFLIC, Hanover or Citizens.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee ("Committee") of the Board of Directors is comprised of the Directors whose names appear at the end of this report, none of whom is an employee of AFC or of any affiliate or subsidiary of AFC. Among other duties, the Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC. As a holding company, AFC has no employees of its own and does not pay any compensation to its executive officers. The Company's executive officers are employees of FAFLIC and are compensated directly by FAFLIC. In addition, a portion of the salaries and other compensation paid by FAFLIC to executive officers who provide services to the various subsidiaries of AFC and FAFLIC is allocated to such companies. Until January 1, 1998, when the Company's employees were consolidated under FAFLIC, certain of the Company's executive officers were employed by Hanover and Citizens Insurance. This report reflects the compensation philosophy of FAFLIC, Hanover and Citizens Insurance as endorsed by the Committee.

  Compensation Philosophy. The objectives of the executive compensation program are to attract and retain individuals key to the future success of AFC and its subsidiaries, to motivate executives to achieve the business objectives of AFC, and to align the long-term interests of executives with those of shareholders.

  The principal components of the executive compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Named Executive Officers and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at competing companies, based on published surveys and proxy information. Annual incentive compensation in 1997 for employees of FAFLIC, Hanover and Citizens Insurance was tied to the achievement of significant financial performance goals. During 1997, FAFLIC, Hanover and Citizens Insurance maintained a consolidated incentive plan providing supplementary cash compensation as an incentive to key employees who, through exceptional performance, contribute materially to the success of the companies. The incentive plan had three components: (a) the corporate return on equity; (b) the successful completion of individual performance goals; and
(c) corporate earnings per share. Grants under AFC's Long-Term Stock Incentive Plan (the "Plan") are intended to promote superior future performance. The Plan is intended to attract and retain executives and to satisfy the objective of linking executives' long-term interests with those of the shareholders. Factors considered in determining the grant of options and other awards under the Plan include the contribution of each executive to the long-term performance of AFC and the importance of such executive's responsibilities within the organization.

  Compensation of the Chief Executive Officer. In approving the 1997 compensation package for Mr. O'Brien, the Committee compared Mr. O'Brien's compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of companies included in the Standard & Poor's Property-Casualty Insurance Index and the Standard & Poor's Life Insurance Index. The Committee's review also included, but was not limited to, an assessment of the performance of FAFLIC and its subsidiaries in terms of profitability and growth in the various business lines, an evaluation of the capital positions of the companies and the implementation of significant cost controls and recent corporate restructurings. In comparison to the peer group of companies, Mr. O'Brien's base salary was below the median and his potential for incentive compensation as a percentage of base salary was within the median market range.

  Mr. O'Brien's 1997 incentive compensation performance measures included a corporate goal based upon return on equity, earnings per share, revenue, AFC's stock price and individual performance goals, such as the achievement of certain financial targets. Achievement of individual performance goals and other initiatives undertaken by Mr. O'Brien in 1997 resulted in performance that exceeded expectations.

  The Committee believes that the executive compensation policies of AFC and its subsidiaries are appropriate both to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 1997, the compensation paid to the Chief Executive Officer exceeded the limit imposed by Section 162(m) by approximately $19,000. The Committee monitors the impact of Section 162(m) in order to balance the benefits of favorable tax treatment with a need to apply prudent judgment in carrying out AFC's compensation philosophy, recognizing that under certain circumstances it may be appropriate to exceed the deduction limit.

 Members of the Compensation Committee:

  Herbert M. Varnum, Chair
  Robert P. Henderson
  Robert G. Stachler
  Richard M. Wall

                        COMMON STOCK PERFORMANCE CHART

  The following graph compares the performance of the Company's Common Stock since its initial public offering on October 11, 1995 with the performance of the S&P 500 Index and with the performance of an industry peer group comprised of a composite of two published indices--the S&P Property-Casualty Insurance Index and the S&P Life Insurance Index. Returns of the latter two indices have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph. The graph plots the changes in the value of an initial $100 investment over the indicated time periods, assuming reinvestment of all dividends.

                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG ALLMERICA FINANCIAL CORPORATION,
                      THE S&P 500 INDEX AND A PEER GROUP

                              [GRAPH APPEARS HERE]

                                                Cumulative Total Return
                                      ------------------------------------------
                                      10/11/95   12/31/95   12/31/96   12/31/97
Allmerica Finl Corp       AFC          100.00     111.34     139.14     208.46
PEER GROUP                             100.00     106.72     130.94     188.02
S&P 500                                100.00     106.78     131.29     175.10

--------

* $100 invested on 10/11/95 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

  The insurance composite is a market value weighted composite of the S&P Property-Casualty Insurance and the S&P Life Insurance indices. The components of the insurance composite have been weighted in accordance with the respective aggregate market capitalization of the companies in each index as of the date of Allmerica Financial Corporation's public offering and at the beginning of each period shown on the graph, as indicated below:

                                                10/11/95 12/95   12/96   12/97
                                                -------- ------  ------  ------
S&P Property-Casualty..........................   69.03%  69.95%  66.01%  69.30%
S&P Life.......................................   30.97%  30.05%  33.98%  30.70%
                                                 ------  ------  ------  ------
Total..........................................  100.00% 100.00% 100.00% 100.00%

  The Compensation Committee Report and Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that AFC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). Such persons are required by SEC regulations to provide to AFC copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to AFC and written representations from AFC's executive officers and Directors, AFC believes that during 1997 there was full compliance with all Section 16(a) filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's subsidiaries or affiliates have, from time to time, retained the services of Bowditch & Dewey, LLP, a law firm in which Mr. Angelini is a partner, and Taft, Stettinius & Hollister, a law firm in which Mr. Stachler is a partner.

                                   FORM 10-K

  Shareholders may obtain without charge a copy of AFC's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1997, by calling (800) 407-5222 or by writing to AFC at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Secretary).

                                 OTHER MATTERS

  Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

                             SHAREHOLDER PROPOSALS

  Proposals submitted by shareholders of AFC must be received at Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 on or before November 30, 1998, to be considered for inclusion in the proxy materials relating to the 1999 Annual Meeting of Shareholders.

DATED at Worcester, Massachusetts this 31st day of March 1998.

                                          By Order of the Board of Directors,

                                          Richard J. Baker
                                          Vice President and Secretary

             [ALLMERICA FINANCIAL CORPORATION LOGO APPEARS HERE]




                                                                09668 (Rev.3/98)

PROXY
                        ALLMERICA FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

  The undersigned, having received the Notice of Annual Meeting of Shareholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) John F. O'Brien and John F. Kelly, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held May 12, 1998, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Allmerica Financial Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

  The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting and (ii) with respect to the election of Directors in the event that any of the nominees is unwilling to serve. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR EACH PROPOSAL AND FOR ALL NOMINEES FOR DIRECTOR.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
              WHICH RECOMMENDS APPROVAL OF THE FOLLOWING PROPOSALS

                                                                SEE REVERSE SIDE

 [X] PLEASE MARK VOTE AS IN THIS EXAMPLE.

1. For the election of all nominees listed below (except as otherwise indicated).
   NOMINEES: Michael P. Angelini, J. Terrence Murray, John F. O'Brien and Herbert M. Varnum

   [_] FOR all nominees  [_] WITHHOLD from all nominees

   -----------------------------------
   FOR all nominees, except those listed on the line above

2. Ratification of the appointment of Price Waterhouse LLP as the independent public accountants of Allmerica Financial Corporation.

   [_] FOR  [_] AGAINST  [_] ABSTAIN

   Mark here for address change and note below. [_]




   ---------------------------------          ---------------------------------


                                              SIGNATURE            DATE


                                              ---------------------------------


                                              SIGNATURE            DATE

                                              IN SIGNING, PLEASE WRITE NAME(S)
                                              EXACTLY AS APPEARING IN THE
                                              IMPRINT ON THIS CARD. FOR SHARES
                                              HELD JOINTLY, EACH JOINT OWNER
                                              SHOULD SIGN. IF SIGNING AS
                                              EXECUTOR, OR IN ANY OTHER
                                              REPRESENTATIVE CAPACITY, OR AS
                                              AN OFFICER OF A CORPORATION,
                                              PLEASE INDICATE YOUR FULL TITLE
                                              AS SUCH.